                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ViewCast.com, Inc. for the registration of 8,476,819 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 1999, with respect to the consolidated financial statements of ViewCast.com, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

DALLAS, TEXAS
May 5, 1999